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                                                Filed Pursuant to Rule 424(b)(3)
                                                               Reg No. 333-36572

Prospectus Supplement No. 2, dated August 24, 2001 (to Prospectus dated May 24, 2001)

                             The Netplex Group, Inc.

                                15,498,907 shares

                                  Common Stock

                       -----------------------------------
This Prospectus Supplement supplements the Prospectus dated May 24, 2001, as amended by Prospectus Supplement No. 1 dated June 8, 2001, relating to 15,498,907 shares of The Netplex Group, Inc.'s common stock (the "Prospectus").

On August 14, 2001, we released to the public certain financial information with respect to the Company. We attach hereto a copy of such financial information as
Exhibit 1. This Prospectus Supplement No.2 and the financial information as attached as Exhibit 1 amends and supersedes, where appropriate, the financial information contained in certain sections of the Prospectus. A copy of the quarterly report release containing such the financial information attached as
Exhibit 1 was filed with the Securities and Exchange Commission on Form 10-Q filed on August 14, 2001.

                        --------------------------------

The Prospectus as supplemented by this Prospectus Supplement No. 2, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the common stock. All references in the Prospectus to "this prospectus" are amended to read "this prospectus (as supplemented and amended)."

PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 7 OF THE PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Prospectus Supplement No. 2 is August 24, 2001.




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                                    EXHIBIT 1





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